UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 11, 2008

                                   China H2O
------------------------------------------------------------------------------
                 (Exact name of registrant specified in charter)

             Nevada                 333-146021               20-8257363
------------------------------------------------------------------------------
   (State of Incorporation)    (Commission File Number)     (IRS Employer
                                                          Identification No.)

     8109 Baoliyuan Tower, Xingfu Yicun #55, Chaoyang Dist, Beijing, China
     ----------------------------------------------------------------------
                   (Address of principal executive offices)

Issuer's telephone number:   86-10-6417-2329
                             ---------------

                                  AirtimeDSL
        2920 N. Green Valley Pkwy, Suite 321, Henderson, NV  89014
-----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

=============================================================================

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2008, AirtimeDSL, a Nevada corporation (the "Registrant") or ("ATIM"), China Water Sub, a Nevada corporation ("Merger Sub") and Beijing Happy Vitamins Trading Co., Ltd., a privately-held Chinese company ("BHVT"), entered into a Acquisition Agreement and Plan of Merger (collectively the "Agreement") pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, acquired BHVT in exchange for 16,000,000 shares of the Registrant's common stock which were issued to the holders of BHVT stock (the "Merger"). Immediately after the Acquisition was consummated and further to the Agreement, Ed Heckerson, the controlling stockholder of the Registrant, cancelled 16,000,000 shares of the Registrant's Common Stock held by him (the "Cancellation"). The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

Under Nevada law, the Registrant did not need the approval of its stockholders to consummate the Acquisition and Merger, as the constituent corporations in the Merger were Merger Sub and BHVT, which are business entities incorporated under the laws of Nevada and China. The Registrant is not a constituent corporation in the Merger.

For accounting purposes, this transaction was being accounted for as a reverse merger, since the stockholders of BHVT own a majority of the issued and outstanding shares of common stock of the Registrant, and the directors and executive officers of BHVT became the directors and executive officers of the Registrant. Upon consummation of the Reverse Acquisition and after giving effect to the Cancellation, the members of the Board of Directors of the Registrant consisted of Hui Jing and Jincai Xu; Mr. Heckerson resigned as the President and Director of the Company. No agreements exist among present or former controlling stockholders of the Registrant or present or former members of BHVT with respect to the election of the members of our board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

The Registrant intends to file an Information Statement on Schedule 14F1 with the U.S. Securities and Exchange Commission with respect to a change of directors for the Registrant.

The stockholders of BHVT unanimously approved the acquisition, and as of the closing date of the Merger will own approximately 62% of the Registrant's common stock outstanding as of June 11, 2008. This figure is based on the issuance of 25,645,000 common shares issued and outstanding.

The Registrant intends to file an Information Statement on Schedule 14F1 with the U.S. Securities and Exchange Commission with respect to a change of directors for the Registrant.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Set forth below is certain information concerning the principal terms of the Merger and the business of the Registrant and BHVT.

Principal Terms of the Reverse Acquisition and Plan of Merger
-------------------------------------------------------------

At the Effective Time of the Merger (as defined in the Acquisition and Plan of Merger Agreement), Merger Sub acquired 100% of the outstanding shares of BHVT. The separate existence of Merger Sub ceased, and BHVT continued as a subsidiary of the Parent corporation ("ATIM"), under the current name of the Registrant. The Certificate of Incorporation of the Parent in effect immediately prior to the Effective Time, remains the Certificate of Incorporation of the Parent.
The directors and officers of BHVT at the Effective Time of the Merger became the directors and officers of the Parent.

Each share of BHVT common stock was converted into one share of the Registrant's common stock in the Reverse Acquisition, an exchange ratio of one for one (the "Exchange Ratio") for 16,000,000 common shares.


Description of the Registrant
-----------------------------

The Registrant, a Nevada corporation, was incorporated on December 28, 2006. At the, Effective Time of the Merger, the principal business objective and focus of the Registrant was the business of providing high speed wireless services to the business, residential and consumer marketplace.

Prior to the Effective Time, Mr. Ed Heckerson was the sole director of the Registrant. Mr. Heckerson resigned as director of the Registrant immediately after the Effective Time of the Merger. Mr. Heckerson also resigned as an officer of the Registrant after the Effective Time of the Merger.

The shares of common stock of the Registrant are traded on the OTC Bulletin Board under the symbol "ATIM."

Following the Merger, the equity shareholders of BHVT became stockholders of the Registrant. All executive officers of BHVT became executive officers of the Registrant, and the Board of Directors of BHVT became the Board of Directors of the Registrant. Upon the consummation of the Merger, BHVT became a wholly-owned subsidiary of the Registrant, and the Registrant will change its name to: China H2O.

Description of Beijing Happy Vitamins Trading Co., Ltd.
-----------------------------------------------------

Beijing Happy Vitamins Trading Co., Ltd., is a privately-held Chinese limited liability company. It was founded in July, 2007 and is organized in China.


Overview of Beijing Happy Vitamins Trading Co., Ltd.
--------------------------------------------------

Beijing Happy Vitamins Trading Co., Ltd. ("BHVT") is a licensed sesame seed
vendor and vitamin bottled water producer in China.   The Company produces a
types of vitamin bottled water products which include adding vitamins and minerals to purified water. Management is working on other specialized bottled water products including nutrient enriched water and flavored water products.

BHVT currently markets and produces its products solely in China. BHVT operate in a large and fast growing industry. Growth in the bottled water industry is particularly high in China, which was the fastest growing consumer of bottled water in the world with a 17.5% compounded annual growth rate from 2002 to 2007, double the next fastest growing country, the United States, according to a report issued by Datamonitor. The high growth rate is driven by a number of factors, including poor quality of drinking water across China, increasing spending power of China's growing middle class, increasing health consciousness of Chinese citizens and consolidation in the bottled water industry. In 2007, the State Environment Protection Administration of China estimated that tap water in one-half of China's major cities was polluted by industrial chemicals and agriculture fertilizers. A large amount of wastewater is directly discharged into water bodies, and industrial wastewater treatment is underdeveloped, resulting in serious water pollution problems and growing demand for clean, drinkable water. The middle class in China is growing and management expects that this group will come with increased spending power and a desire and ability to consume higher-quality, branded products, including bottled water.

In 2007, our total revenue was $238,917 with a net loss of $11,078. The Company has been engaged in the purchase and resale of sesame seeds.
In 2008, the Company will become more focused in the development, manufacturing, and distribution of vitamin enhanced water and related beverages.

Our Strategy
------------

Management wants to build a competitive position by developing solid relationships with its customers. Management believes that by meeting customer demands it can build brand recognition in China's bottled water market. The following strategies have been developed:

Expand Distribution Channels for Branded Products.
-------------------------------------------------

Management plans to build a distribution network across China. This includes building a distribution network by establishing relationships with new distributors, by acquiring other bottled water manufacturers with existing distribution networks, and by offering competitive incentive
programs.   Management also plans to open new distribution networks by establishing relationships with new distributors.

Capitalize on Brand Recognition to Build Sales of New and Existing Products.
----------------------------------------------------------------------------

Management plans to leverage its bottled vitamin water brand by expanding its product offerings to include specialty water products, such as flavored and
nutrient enriched bottled water products.   In addition, in order to further
enhance brand recognition, management plans to pursue advertising and promotional activities.


The Industry
----------

The Global Industry for Bottled Water
-------------------------------

According to Datamonitor, the global bottled water market reached a value of $61.0 billion in 2006 and is forecasted to have a value of $86.4 billion in 2011, an increase of 41.6%. In 2006, global volume of bottled water was
115.4 billion liters and is expected to be 174.2 billion liters in 2011, an increase of 51.0%. Currently, the still unflavored segment is the largest in the market, holding a 65.7% share, with sparkling flavored water, sparkling unflavored water and still flavored water representing growing segments. Europe is the leading region in bottled water sales, holding a 52.9% share of the global market, with North America and Asia and others holding a 32.9% and 15.2% market share, respectively. On a consumption per capita basis, United Arab Emirates holds the leading position with 260 liters of bottled water consumption per capita in 2007, followed by Mexico and Italy. The global average consumption per capita is 29 liters, but China consumes only approximately 14 liters of bottled water per capita. If China's consumption per capita grew to the global average of 29 liters, it would represent a 110% increase (or an additional 20 billion liters) in consumption of bottled water. If China's consumption per capita grew to the average consumption per capita of the top 10 countries, it would represent over a 1,000% increase
(or an additional 184 billion liters) in consumption of bottled water.

The Chinese Bottled Water Industry
----------------------------------

In China, water resources per capita are only 28% of the world average. Compounding the lack of water resources, the State Environment Protection Administration of China estimated in 2007 that tap water in one-half of China's major cities was polluted by industrial chemicals and agriculture
fertilizers.   A large amount of wastewater is directly discharged into
water bodies, and industrial wastewater treatment has not been completely established, resulting in serious water pollution problems. Safe drinking water is a priority in China, and given the lack of wastewater treatment plants, the drinking water issues are not likely to be solved in the near future.

China's bottled water industry started to grow as drinking water quality in China began to deteriorate. The market grew at a compound rate of around 37% yearly from 1994 to 2005. According to the Beverage Marketing Corporation, China was the fastest growing consumer of bottled water in the world with a 17.5% compounded annual growth rate from 2002 to 2007, double the next fastest growing country, the United States. Although China was the fastest growing and third largest consumer of bottled water, it represented less than one-half of the world's per capita average of liters consumed and only 11% of the per capita average of liters consumed of the top 20 countries.

Industry Trends
--------------

Management believes that our business and industry will mainly be influenced by the following factors:

Growth and Evolution of China's Bottled Water Industry
------------------------------------------------------

The bottled water industry in China is in the process of rapid and continuous growth and development. Globally, according to recently published data from consultancy firm Beverage Marketing Corporation (BMC), from 2002 to 2007 China was the fastest growing country in the world in terms of consumption of bottled water, showing a compound annual growth rate of 17.5%, double the next fastest growing country, the United States. With the growth in demand and addition of new industry participants offering new and varied bottled water products, the Chinese bottled water industry is poised for significant growth.

Health Consciousness of Chinese Individuals
-------------------------------------------

Management believes that Chinese citizens are becoming increasingly health conscious. Given concerns with quality and hygiene standards of available drinking water in China, managements believes that consumers will increasingly purchase and consume bottled drinking water that has been purified and treated to afford consumers greater health benefits.

Growing Middle Class in China
-----------------------------

According to research by McKinsey Global Institute, by 2011 the middle class in China will number more than 350 million people, representing the largest segment in urban China and accounting for more than 50% of the urban population. This group will come with increased spending power and a desire and ability to purchase consumer products, including bottled water.

Demand for Greater Product Mix Offerings
----------------------------------------

Chinese consumers are requesting specialty bottled water products, such as flavored waters and nutrient-enriched water products. Managements believes that bottled water producers that have the resources to offer to consumers a variety of specialty water products will be best positioned to compete within the industry.


Marketing Strategy
------------------

We plan to market and sell our bottled water products to: (1) distributors that sell our bottled water products to end users and (2) by obtaining distribution through chain stores in China. Management plans to open channels of distribution whereby they can market their services to sell products for other companies through their distribution network in China.

Competition
-----------

The competitive bottled water companies consists of: 1) the branding companies, and 2) the production companies. The first group consists of those companies that have marketing, distribution and branding capabilities. The second group consists of those companies that actually produce bottled water. Although some branding companies also build plants themselves, they still need production companies to address their production gaps and fill in the locations where their facilities do not cover. Because the Chinese market is so large, management believes at this time, no single branding company can cover all locations in China alone.

The bottled water industry in China is highly competitive, and we expect it to be even more competitive in the future. We will primarily compete with Chinese bottled water producers, including Hangzhou Wahaha Group, Nongfu Spring Company Ltd., and Guandong Robust Corp., and with global beverage companies and brands including Nestle S.A, Coca-Cola, C'est Bon and Danone. Currently, there are several thousand water brands in China, including domestic and foreign-invested enterprises. Our ability to compete against these enterprises is, to a significant extent, dependent on our ability to leverage our superior brand recognition and by distinguishing our products from those of our competitor by providing higher quality products at reasonable prices that appeal to consumers' tastes and preferences. Some of our competitors may have been in business longer than we have, may have substantially greater financial and other resources than we have and may be better established in their markets. Our competitors in any particular market may also benefit from raw material sources or production facilities that are closer to such markets, which provide them with competitive advantages in terms of costs and proximity to consumers.

Personnel
---------

Beijing Happy Vitamins Trading Co., Ltd. has three employees, in addition to two Officers and the Directors of the Company. As Beijing Happy Vitamins Trade Co., Ltd. grows its operations, management may need to add additional personnel.


Research and Development
------------------------

Management is conducting on-going research and development activities relating to its bottled water products and production facilities. The Company's research and development activities are focused primarily on creating new and better formulas, use of ingredients and methodologies, to develop and market flavored and nutrient-enriched water.

Intellectual Property
---------------------

The Company regards substantial elements of its operations, underlying infrastructure and technology as proprietary, and plans to protect them by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. The Company plans to enter into confidentiality agreements with its future employees, future suppliers and future consultants and in connection with its license agreements with third parties and generally seeks to control access to and distribution of its technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's proprietary information without authorization or to develop similar technology independently.

Government Regulation
---------------------

The water consumer business and operations are heavily regulated. Like other bottled water manufacturers within China, Beijing Happy Vitamins Trading Co., Ltd. is subject to compliance with Chinese food hygiene laws and regulations. These food hygiene laws establish hygiene standards with respect to food processing, packaging and containers, information to be disclosed on packaging and establish hygiene requirements relating to food production and sites, facilities and equipment used for the transportation and sale of food.

The bottled water business also is subject to Chinese environmental protection laws and regulations. These laws and regulations require environmental waste to adopt effective measures to control and properly dispose of waste gases, waste water, industrial waste, dust and other environmental waste materials, as well as fee payments from producers discharging waste substances. Fines may be levied against producers causing pollution. Certain important provisions of the above laws and regulations relating to the bottled water industry are set out below.

Food Hygiene Law
----------------

The Food Hygiene Law, which was promulgated in 1995, is the principal law regulating food production and processing and its supervision. The Food Hygiene Law sets out the hygiene standards for the production of food, food additives, food packaging and containers; and the prescribed contents of food packaging labels. It also stipulates hygiene requirements in respect of premises, facilities and equipment for the production, transport and sale of food.

The Ministry of Health is responsible for the regulation and supervision of food hygiene in the China. The Food Hygiene Law requires all enterprises proposing to be involved in food production and processing to obtain a hygiene license from the relevant local department of the Ministry of Health before they can register their enterprise with the relevant Local Administration for Industry and Commerce, which is responsible for issuing the business license. Enterprises can not begin food production and processing activities without first obtaining a hygiene license.

If an enterprise fails to comply with the provision of the Food Hygiene Law, the Ministry of Health may issue a warning notice or rectification order, confiscate the proceeds earned as a result of the unlawful behavior, impose a fine, order the enterprise to cease production and operation, recall and destroy the food already sold or revoke the enterprise's hygiene license.
In more extreme cases where harm has been caused to human health, criminal proceeding may be initiated against the enterprise and its management.

Regulation by the Administration of Production Licenses for Industrial Products
-------------------------------------------------------------------------------

Regulation by the Administration of Production Licenses for Industrial Products began on September 1, 2005, whereby the Chinese government required a production license for companies manufacturing important industrial products, including bottled water products. Under this system, companies are not permitted to manufacture such products before they obtain a production license. Any enterprise or individual shall not sell or use such products without obtaining the necessary product licenses.

According to the Production License Administrative Regulation, upon application for a production license, a spot test and product inspection, as well as periodic supervisory inspections are conducted. To date, we have passed all such spot tests and product inspections but have yet to be subject to any supervisory inspections.

Environmental Protection Law
----------------------------

The Environmental Protection Law, promulgated in 1989, establishes a basic legal framework for environmental protection in mainland China. The purposes of the Environmental Protection Law are to protect and enhance the living environment, prevent and cure pollution and other public hazards, and safeguard human health. The State Environment Protection Administration is responsible for the overall supervision and administration of environmental protection work at the national level and the environmental protection bureaus at the county level and above are responsible for environmental protection in their respective jurisdictions.

Before constructing manufacturing facilities, enterprises must conduct an environmental assessment and submit a report to the local environment administration to obtain their approval for the manufacturing project. Moreover, enterprises causing environmental pollution and other public hazards are required to adopt environmental protection measures in their operations and to establish responsibility systems for environmental protection. These enterprises are also required to adopt effective measures to prevent and control environmental pollution and hazards caused by the discharge of wasted gas, waste water, waste solids, dust, foul-smelling gases and radioactive matter, as well as by noise, vibration, and magnetic radiation in the course of production, construction or other activities.

Enterprises discharging pollutants must report to and register with the State Environment Protection Administration or the relevant local environmental protection department. Enterprises discharging pollutants in excess of the standards set by the State Environment Protection Administration will be responsible for eliminating the pollution and will be charged a fee for excessive discharge.

Government authorities can impose various types of penalties on persons or enterprises who are in violation of the Environmental Protection Law depending on the circumstances and extent of pollution. Penalties can include issuing a warning notice, imposing fines, setting a time limit for rectification, suspending production, ordering, reinstallation and operation of environmental protection facilities which have been dismantled or left unused, imposing administrative sanctions against management in charge, or ordering the termination and closure of enterprises or institutions conducting such operations. In cases where the pollution causes physical damage, compensation may be paid to victims. In serious cases, those who are directly responsible may be subject to criminal liability.

                               RISK FACTORS
                               ------------

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below actually occurs, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

             Risk Factors Relating to Our Financial Condition
            -------------------------------------------------

1. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

2. OUR ACCOUNTANTS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

The Company has prepared financial statements as of March 31, 2008. Its ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to the Company's ability to successfully execute its business plan. Management believes the Company's continued existence, future expansion, and ultimate profitability is fully dependent upon generating revenues or raising sufficient capital through future offerings. There is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation.

It is also important to note that the Company anticipates that it will incur losses and negative cash flow over the next six (6) to twelve (12) months. There is no guarantee that the Company will ever operate profitably or even receive positive cash flows from full operations.

                    Risk Factors Relating to Our Company
                    ------------------------------------

3. BECAUSE WE ARE A DEVELOPMENT STAGE COMPANY, WE HAVE MINIMAL REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Our company was incorporated on July 24, 2007; it has realized $238,917 in revenues from the purchase and resale of sesame seeds. We have little operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

4.  OUR BUSINESS STRATEGY INVOLVES THE DEVELOPMENT OF NEW PRODUCTS AND IF
WE FAIL TO TIMELY DEVELOP NEW PRODUCTS OR WE INCORRECTLY GAUGE THE POTENTIAL MARKET FOR NEW PRODUCTS, OUR FINANCIAL RESULTS MAY SUFFER.

We plan to utilize our in-house research and development capabilities to develop new bottled water products, such as flavored water and nutrient-enriched bottled water products, that could become new sources of revenue for us in the future and help us to diversify our revenue base.
Our future research and development efforts will be focused on utilizing purified water, mineralized water and oxygenated water. If we fail to timely develop new products market demand for new products that we develop, we may not materialize. And may incur expenses relating to the development of new products that are not offset by sufficient sales revenue generated by these new products.

5. LIMITATIONS ON OR THE UNAVAILABILITY OF NATURAL RESOURCES OR ENERGY RESOURCES NEEDS TO OPERATE OUR BUSINESS COULD IMPAIR OUR ABILITY TO PROFITABLY OPERATE OUR BUSINESS

In order to produce bottled water products, we need a readily available supply of water and electricity. We will depend mainly on municipal water supplies to provide us with the water used in our bottled water products and we will depend on regulated electric companies to provide us with the electricity needed in our production facilities. It is possible that municipal governments could put usage limits on these water resources in situations when water reserves for their cities are low or curtail electricity usage when the demand for energy resources is high relative to supply. Our business operations, income and profits could be highly impaired if such limits are imposed.

6. INCREASES IN RAW MATERIAL PRICES THAT WE ARE NOT ABLE TO PASS ON TO OUR CUSTOMERS WOULD REDUCE OUR PROFIT MARGINS.

The principal raw materials we use in our production, including water, bottled water containers, caps and packaging materials, are subject to a high degree of price volatility caused by external conditions. In particular, the material we use to manufacture our bottles, is petroleum based, and therefore may be subject to significant price fluctuations. We cannot guarantee that the prices we pay for oil products and other raw materials will be stable and not escalate higher in the future. Price changes to our raw materials may result in unexpected increases in production, packaging and distribution costs, and we may be unable to increase the prices of our final products to offset these increased costs and therefore may suffer a reduction to our profit margins. We do not currently hedge against changes in our raw material prices.

7. IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Footnote 2 to Financial Statements included in this registration statement, our auditors have given us a Going Concern comment. This raises substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period July 24, 2007 (inception) to March 31, 2008. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

8.  WE FACE STRONG AND VARIED COMPETITION.

We cannot assure you that our current or potential competitors will not provide products comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. It is also possible that there will be significant consolidation in the bottled water industry among our competitors, alliances may develop among competitors and these alliances may rapidly acquire significant market share, and some of our distributors may commence production of products similar to those we sell to them. Furthermore, competition may lead competitors to substantially increase their advertising expenditures and promotional activities or to engage in irrational or predatory pricing behavior. We also cannot assure you that third parties will not actively engage in activities, whether legal or illegal, designed to undermine our brand name and product quality or to influence consumer confidence in our product. Increased competition may result in price reductions, reduced margins and loss of market share, any of which could materially adversely affect our profit margin. We cannot assure you that we will be able to compete effectively against current and future competitors.


9.  WE MAY NOT BE ABLE TO FIND SUITABLE EMPLOYEES.

The Company currently relies heavily upon the services and expertise of our officers and directors and a few employees. In order to implement the aggressive business plan of the Company, management recognizes that additional clerical staff will be required. The officers are the only personnel at the outset of operations. The officers can manage the office functions and bookkeeping services until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.

10.  WE MAY NOT EVER PAY CASH DIVIDENDS.

The Company has not paid any cash dividends on the Common Shares to date, and there can be no guarantee that the Company will be able to pay cash dividends on the Common Shares in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors that are not determined.

11. CHANGES TO THE EXISTING ENVIRONMENTAL LAWS AND REGULATIONS IN CHINA MAY CAUSE US TO INCUR SIGNIFICANT CAPITAL EXPENDITURES, AND WE CANNOT ASSURE THAT WE WILL BE ABLE TO COMPLY WITH ANY SUCH LAWS AND REGULATIONS.

Participants in the bottled water industry in China are subject to Chinese environmental protection laws and regulations. These laws and regulations require enterprises engaged in manufacturing and construction that may cause environmental waste to adopt effective measures to control and properly dispose of waste gases, waste water, industrial waste, dust and other environmental waste materials, and provide for fee payments to be made by producers discharging waste substances. If failure to comply with such laws or regulations results in environmental pollution, the administrative department for environmental protection can levy fines. If the circumstances of the breach are serious, the central government of China including all governmental subdivisions may cease or close any operation failing to comply with such laws or regulations. There can also be no assurance that we will be able to comply with such laws or regulations. There can also be no assurance that the Chinese government will not change the existing laws or regulations or impose additional or stricter laws or regulations, compliance with which may cause us to incur significant capital expenditure, which we may be unable to pass on to our customers through higher prices for our products.


12. OUR PRINCIPAL STOCKHOLDERS, WHO ARE THE OFFICERS AND DIRECTORS OWNS A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our officers and principal stockholders, beneficially owns approximately or has the right to vote approximately 62% of our outstanding common stock. As a result, this stockholder, acting alone, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and positions, this individual has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

                              Other Risks Factors
                              -------------------

13. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


14. OUR COMMON SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

(a) that a broker or dealer approve a person's account for transactions in penny stocks; and

(b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


15. OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley's internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.


16. BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.


17. WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

PROPERTY
--------

Beijing Happy Vitamins Trading Co., Ltd.'s corporate headquarters are located at: 8109 Baoliyuan Tower, Xingfu Yicun #55, Chaoyang Dist, Beijing, China. Our telephone number at that address is: 86-10-6417-2329.


CURRENT DIRECTORS AND OFFICERS
------------------------------

The names, ages and positions of the Company's director and executive officer are as follows:

Name                Age                 Position
-------------       ---                 --------------------------------------
Hui Jing            28                  Director, CEO/CFO/Secretary
Jincai Xu           34                  Director, VP of Quality Control
----------------------------------------------------------------------------

Biography of Hui Jing, Director/CEO/CFO/Secretary
-------------------------------------------------
DOB: 12/31/1979

Work Experience:

2007 - present:  Managing Member, Beijing Happy Vitamins Trading Co., Ltd.

2006 - 2007:  Director of Security Department, Xidan Department Store

2003 - 2006: Manager Assistant, Xidan Department Store


Education: Bachelor degree, Business Management, Beijing Agriculture University (1999-2003)

Biography of Jincai Xu, Director/VP of Quality Control
------------------------------------------------------

DOB: 7/7/1974

Work Experience:

7/2007 - present, manager, Beijing Happy Vitamins Trading Co., Ltd.

3/2006- present: Sales Manager for Supermarket Distribution
Blue Ribbon Liquor and Wine Distribution Company

07/2004 - 2/2006: Sales Manager in Beijing
Hong Kong Chenshijia Group Companies, Beijing

11/2001 - 6/2004: Sales Manager for North Region
Jiangsu Longliqi Group Companies

3/1999 - 10/2001: Manager
Sibao Group Companies, Beijing Branch Office

Education: Beijing Business College (1993-1996):
Bachelor in Business Administration



Compensation of Directors
-------------------------

No director receives any fee, salary or commission for service as a director. In addition, no such arrangement is contemplated for the foreseeable future.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------

Market Information

AirtimeDSL Common Stock, $0.001 par value, is traded on the OTC-BB under the symbol: ATIM.

To date, limited trading of the Company's common stock has taken place. There are no assurances that trading activity will take place in the future for the Common Stock.

The Company did not repurchase any of its shares from inception through the date of this Current Report.

DESCRIPTION OF AIRTIMEDSL SECURITIES
------------------------------------

In accordance with the Registrant's Articles of Incorporation certificate of incorporation, ATIM is authorized to issue up to 70,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of June 11, 2008, there are 25,645,000 shares of Common Stock issued and outstanding. There is no Preferred Stock issued or outstanding.



ATIM COMMON STOCK
-----------------

(1)  Description of Rights and Liabilities of Common Stockholders

i. Dividend Rights - The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors of the Company may from time to time determine. The board of directors of the Company will review its dividend policy from time to time to determine the desirability and feasibility of paying dividends after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the board may deem relevant.

ii. Voting Rights - Each holder of the Company's common stock are entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. All voting is noncumulative, which means that the holder of fifty percent (50%) of the shares voting for the election of the directors can elect all the directors. The board of directors may issue shares for consideration of previously authorized but unissued common stock without future stockholder action.

iii. Liquidation Rights - Upon liquidation, the holders of the common stock are entitled to receive pro rata all of the assets of the Company available for distribution to such holders.

iv. Preemptive Rights - Holders of common stock are not entitled to preemptive rights.

v. Conversion Rights - No shares of common stock are currently subject to outstanding options, warrants, or other convertible securities.

vi.    Redemption Rights - no such rights exist for shares of common stock.

vii.   Sinking Fund Provisions - No sinking fund provisions exist.

viii. Further Liability For Calls - No shares of common stock are subject to further call or assessment by the issuer. The Company has not issued stock options as of the date of this registration statement.

(2)  Potential Liabilities of Common Stockholders to State and Local
Authorities

No material potential liabilities are anticipated to be imposed on stockholders under state statutes. Certain Nevada regulations, however, require regulation of beneficial owners of more than 5% of the voting securities. Stockholders that fall into this category, therefore, may be subject to fines in circumstances where non-compliance with these regulations are established.

B.  Preferred Stock

The authorized preferred stock of the corporation consists of 5,000,000 shares with a par value of $0.001 per share.

The Company has not issued any preferred stock to date, nor have they developed the descriptive attributes of these preferred shares. The Company can issue shares of preferred stock in series with such preferences and designations as its board of directors may determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation, and conversion rights. This could dilute the voting strength of the holders of common stock and may help ATIM's management impede a takeover or attempted change in control.

The Common Stock and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.


DESCRIPTION OF BEIJING HAPPY VITAMINS TRADING CO., LTD. SECURITIES
------------------------------------------------------------------

Beijing Happy Vitamins Trading Co., Ltd. (the Company) was incorporated as a limited liability corporation in Beijing, China on July 24, 2007.

During 2007 the Company was engaged in the purchase and resale of sesame seeds. Beginning in 2008 the Company intends to engage in the development, manufacturing, and distribution of vitamin enhanced water and related beverages.

As of the date of this Current Report, Beijing Happy Vitamins Trading Co., Ltd. ownership is held by two (2) members.

Item 3.02 Unregistered Sales of Equity Securities

As of June 11, 2008, in connection with the Acquisition and Plan of Merger, the Registrant issued 16,000,000 shares of our unregistered common stock to the equity members of Beijing Happy Vitamins Trading Co., Ltd., based on their percentage of ownership of Beijing Happy Vitamins Trading Co., Ltd.

We relied upon Section 4(2) of the Securities Act for the offer and sale. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.



Item 5.01.  Changes in Control of Registrant.

In connection with the Acquisition and Plan of Merger described in Section
2.01 of this Current Report on Form 8-K, the Registrant on June 11, 2008 issued 16,000,000 unregistered shares of its common stock from its treasury to the equity holders of Beijing Happy Vitamins Trading Co., Ltd. As a result, the shareholders of Beijing Happy Vitamins Trading Co., Ltd. will own approximately 62% of the Registrant's common stock immediately following the close of the Share Exchange Agreement. The Plan of Merger was unanimously approved by equity holders of Beijing Happy Vitamins Trading Co., Ltd. Under Nevada law, no approval of the Agreement by the Registrant's shareholders was
required and such approval was not sought by the Registrant.   Immediately
after the Acquisition was consummated and further to the Acquisition and Plan of Merger Agreement, the majority shareholder of AirtimeDSL agreed to cancel 16,000,000 shares of the Registrant's Common Stock held by him.

Concurrently with the closing of the Acquisition and Plan of Merger, Ed Heckerson resigned as an officer and director of the Registrant. Prior to his resignation, the board added Hui Jing and Jincai Xu as directors of the Registrant. The board appointed Hui Jing, Director, CEO/CFO/Secretary; and Jincai Xu, VP Quality Control.

No agreements exist among present or former controlling stockholders of the Registrant or present or former members of Happy Vitamins Trading Company with respect to the election of the members of the board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares our common stock immediately following execution of the Acquisition and Plan of Merger by
(i) our officers and directors; (ii) each person known by us to beneficially own five percent (5%) or more of our outstanding shares; and (iii) our officers and directors as a group.


                                              Amount
Title    Name and Address                     of shares           Percent
of       of Beneficial                        held by             of
Class    Owner of Shares       Position       Owner               Class (1)
------------------------------------------------------------------------------
Common   Hui Jing (2)       Dir/CEO/CFO/Sec.  14,400,000          56.1%
         Jincai Xu          Dir/VP             1,600,000           6.2
------------------------------------------------------------------------------
All Executive Officers as
       a Group (1 person)                     16,000,000          62.3%


(1) The percentages listed in the Percent of Class column are based upon 25,645,000 issued and outstanding shares of Common Stock.

(2) Hui Jing, 8109 Baoliyuan Tower, Xingfu Yicun #55, Chaoyang Dist, Beijing, China.

(3) Jincai Xu, 8109 Baoliyuan Tower, Xingfu Yicun #55, Chaoyang Dist, Beijing, China.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 11, 2008, the Registrant accepted the resignation of Ed Heckerson as Officer and Director. Pursuant to Nevada Corporate law, NRS 78.335(5), the Board of Directors filled the Board vacancies with the nomination and acceptance of Hui Jing and Jincai Xu, effective June 11, 2008. The new board members will hold office for the unexpired term of their predecessor(s) and/or until his successor(s) are elected and qualified. Further, the board appointed Hui Jing, CEO/CFO/Secretary and; Jincai Xu, VP of Quality Control of the Registrant.


Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in
Fiscal Year

On June 11, 2008, AirtimeDSL, a Nevada Corporation, amended its Articles of Incorporation to change its name to: China H2O. The name change was approved by a supermajority of shareholders and changed pursuant to the Acquisition Agreement and Plan of Merger with Beijing Happy Vitamins Trading Co., Ltd. (See Exhibit 3.4)

The Registrant changed its year-end to December 31 from July 31. The change was necessary since Beijing Happy Vitamins Trading Co., Ltd. merged with AirtimeDSL on June 11, 2008, and Beijing Happy Vitamins Trading Co., Ltd. financials were based on a December 31 year-end.


Item 8.01.  Other Events

Based on the acquisition of Beijing Happy Vitamins Trading Co., Ltd., the Registrant has moved its headquarters from 2920 N. Green Valley Pkwy, Suite 321, Henderson, NV 89014 to 8109 Baoliyuan Tower, Xingfu Yicun #55, Chaoyang Dist, Beijing, Phone: 86-10-6417-2329, effective June 11, 2008.


Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements of business acquired.

The required financial statements of Beijing Happy Vitamins Trading Co., Ltd. for the periods specified in Rule 3-05(b) of Regulation S-X are included herein. This Current Report includes the audited consolidated financial statements of Beijing Happy Vitamins Trading Co., Ltd. for the year ended December 31, 2007 and for the three months ended March 31, 2008.

(b)      Pro Forma Financial Information.

The required Pro Forma financial statements of Beijing Happy Vitamins Trading Co., Ltd., for are included herein. This Current Report on Form 8-K includes the unaudited pro forma consolidated financial information of AirtimeDSL and Beijing Happy Vitamins Trading Co., Ltd.

(c)      Exhibits:

2.1 Acquisition and Plan of Merger between AirtimeDSL and Beijing Happy Vitamins Trading Co., Ltd. dated June 11, 2008.

99.2 Audited Financials for Beijing Happy Vitamins Trading Co., Ltd. for the year ended December 31, 2007 and March 31, 2008.

99.3 Pro forma Unaudited Financials AirtimeDSL and Beijing Happy Vitamins Trading Co., Ltd.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           China H2O
                                        -------------------
                                           Registrant

                                By: /s/ Hui Jing
                                ------------------------------------
                                 Name:  Hui Jing
                                 Title: Chief Executive Officer

Dated:  June 11, 2008

                                  Exhibit Index

The following exhibits are filed as part of this registration statement:

---------------------------------------------------------------------------
  EXHIBITS
SEC REFERENCE           TITLE OF DOCUMENT
   NUMBER
---------------------------------------------------------------------------
2.1* Acquisition and Plan of Merger between AirtimeDSL and Beijing Happy Vitamins Trading Co., Ltd. dated June 11, 2008.

99.2* Audited Financials for Beijing Happy Vitamins Trading Co., Ltd. for the year ended December 31, 2007 and March 31, 2008.

99.3* Pro forma Unaudited Financials AirtimeDSL and Beijing Happy Vitamins Trading Co., Ltd.
---------------------

* This filing.